Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
          THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into this 31st day of May 2006, between Kymberly Lubell, an individual (“Executive”) on the one hand, and True Religion Apparel, Inc., a Delaware corporation located at 1525 Rio Vista Avenue, Los Angeles, CA 90023 (the “Company”), on the other hand.
RECITALS
          A. WHEREAS, Executive and Company entered into an Employment Contract (the “Agreement”), dated January 4, 2006;
          B. WHEREAS, Executive and the Company have agreed to amend the Agreement as set forth in this Amendment;
          C. WHEREAS, Section 9(a) of the Agreement provides that the Agreement may be amended only by a written agreement signed by each party;
          NOW THEREFORE, Executive and the Company hereby agree as follows:
AGREEMENT BY AMENDMENT
          1. A new section 4(d), entitled “Timing of Payment” is added to the Agreement as set forth below:
Timing of Payment. Notwithstanding anything to the contrary in this Agreement, to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if you are deemed to be a “specified employee” for purposes of Section 409A(a)(2)(B) of the Code, you agree that any non-qualified deferred compensation payments due to you under this Agreement in connection with a termination of your employment that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In light of the uncertainty surrounding the application of Section 409A of the Code, TRA cannot make any guarantee as to the treatment under Section 409A of the Code of any payments made or benefits provided under this Agreement.
          2. Section 2(b)(ii) of the Agreement is amended in its entirety to read as set forth below:
In addition to the Base Salary, Executive shall be eligible to earn, for each fiscal year of TRA ending during the Employment Period, an annual cash performance bonus (an “Annual Bonus”). For 2006, the amount and target performance goals for such Annual Bonus are set forth on Schedule A attached hereto. The amount of Annual Bonus and target performance goals for future years during the Term shall be determined by TRA’s compensation committee in its sole discretion. The Annual Bonus shall be paid no later than March 15 of the fiscal year following the fiscal year for which the Annual Bonus is to be paid.

          3. All other terms and conditions of the Agreement shall remain in full force and effect.
          4. This Amendment, along with the Agreement, contain all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Amendment and the Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Amendment or the Agreement not expressly set forth in this Amendment or the Agreement are of no force or effect.
          5. Any waiver, alteration or modification of any of the terms of this Amendment shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive his/her or its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions under this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN PROVIDED WITH SUFFICIENT TIME AND OPPORTUNITY TO CONSIDER THIS AMENDMENT AND TIME TO CONSULT WITH COUNSEL PRIOR TO ENTERING INTO THIS AMENDMENT. EACH PARTY ACKNOWLEDGES THAT HE AND/OR IT ENTERED INTO THIS AMENDMENT FREELY, KNOWINGLY AND BASED ON THEIR OWN JUDGMENT AND NOT RELIANCE UPON ANY REPRESENTATION OR PROMISES MADE BY ANY OTHER PARTY.

TRUE RELIGION APPAREL, INC.
By:	/s/ Charles Lesser
Charles Lesser
Chief Executive Officer

/s/ Kymberly Lubell
Kymberly Lubell

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